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                                Exhibit 10 (xiii)

                       CONSULTING FEE CONVERSION AGREEMENT

         CONSULTING FEE CONVERSION AGREEMENT (this "AGREEMENT"), dated as of November 13, 2000, by and between NEW GENERATION HOLDINGS, INC., a Delaware corporation ("NGH"), and BAMI CONSULTING, INC., ("BAMI").

                              W I T N E S S E T H:

         WHEREAS, BAMI has provided certain consulting services to NGH and its subsidiaries and is owed $675,000 in consulting fees by NGH (the "CONSULTING FEE"); and

         WHEREAS, BAMI and the Company have agreed to convert the amount of the Consulting Fee into shares of Common Stock of NGH at a conversion price of $3.59 per share of NGH Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. CONVERSION OF CONSULTING FEE. The parties agree that, simultaneously with the execution and delivery of this Agreement, the Consulting Fee will be

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converted into 188,022 shares of Common Stock of NGH at a conversion price of
$3.59 per share of Common Stock, representing the average closing price of NGH Common Stock on the OTC-Bulletin Board for the date of and the ten business days immediately preceding the date of this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each of NGH and BAMI represent and warrant to the other that this Agreement has received all necessary corporate authorizations prior to its execution and is binding and enforceable against each such party in accordance with its terms. NGH represent and warrants to BAMI that the shares of NGH Common Stock issuable to BAMI pursuant to the conversion described herein are fully paid, validly issued and non-assessable.

         3. LAW APPLICABLE. This Agreement shall be governed by and construed pursuant to the laws of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         4. ASSIGNMENT, ETC. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted assignees and/or successors in interest.


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         5. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

         6. NO WAIVER. A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         7. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings or agreements, whether written or oral, with respect to the subject matter hereof. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by both parties.

         8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument and it shall not be necessary in making proof of this agreement to account for all such counterparts.



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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement on the day and year first above written.

                                         NEW GENERATION HOLDINGS, INC.

                                         By:   /S/ THOMAS R. MARSHALL
                                             --------------------------------
                                            Name:    Thomas R. Marshall
                                            Title:   Executive Vice President


                                            BAMI CONSULTING, INC.

                                            By:   /S/ JACQUES MOT
                                                -----------------------------
                                            Name:    Jacques Mot
                                            Title:   Director


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